Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-277216, 333-270648, 333-270128, 333-263029, and 333-253789 on Form S-8 of our reports dated February 18, 2025, relating to the financial statements of Roblox Corporation and the effectiveness of Roblox Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 18, 2025